Exhibit 23.1

ACCOUNTANTS’ CONSENT

To:          The Board of Directors

                TransCanada Corporation

We consent to the use of our report dated February 28, 2005, except as to note 22 of the revised consolidated financial statements which is as of July 28, 2005, on the consolidated balance sheets of TransCanada Corporation (the “Company”) as at December 31, 2004 and 2003 and the statements of consolidated income, consolidated retained earnings, and consolidated cash flows for each of the years in the three-year period ended December 31, 2004 and our Comments for U.S. Readers on Canada — U.S. Reporting Difference, dated February 28, 2005, except as to note 22 of the revised consolidated financial statements which is as of July 28, 2005, both of which are incorporated by reference in this Annual Report on Form 40-F of the Company for the year ended December 31, 2004.

We also consent to incorporation by reference of our report and Comments for U.S. Readers on Canada — U.S. Reporting Difference in TransCanada Corporation’s:

•                    Registration Statement (No. 33-00958) on Form S-8 dated November 7, 1985 and the Post-Effective Amendment No. 3 on Form S-8 dated May 15, 2003;

•                    Registration Statement (No. 333-5916) on Form S-8 dated November 4, 1996, and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003;

•                    Registration Statement (No. 333-8470) on Form S-8 dated March 18, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003,

•                    Registration Statement (No. 333-9130) on Form S-8 dated July 15, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003,

•                    Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987, the Post-Effective Amendment No. 2 on Form F-3, dated December 5, 1996, and the Post-Effective Amendment No. 1 on Form F-3 dated June 19, 2003; and

•                    Registration Statement (No. 333-6132) on Form F-3 dated December 5, 1996 and the Post-Effective Amendment No. 1 on Form F-3 dated June 19, 2003.

Chartered Accountants

/s/ KPMG LLP

Calgary, Canada

February 28, 2005, except

as to note 22 which is

as of July 28, 2005